EXHIBIT 99.1
The Hallwood Group Incorporated
3710 Rawlins, Suite 1500 • Dallas, Texas 75219 • 214/528-5588 • Fax: 214/522-9254

FOR IMMEDIATE RELEASE

Contact:	Melvin Melle, Chief Financial Officer (800)225-0135 • (214)528-5588
HALLWOOD GROUP RECEIVES AMEX NOTICE
REGARDING DELAYED FILING OF FORM 10-Q
Dallas, Texas, May 22, 2007 — The Hallwood Group Incorporated (AMEX-HWG) announced today that it has received a written notice from the American Stock Exchange (“AMEX”) stating that the Company’s failure to timely file with the Securities and Exchange Commission its quarterly report on Form 10-Q as of and for the period ended March 31, 2007 violates Sections 134 and 1101 of the AMEX Company Guide, resulting in a material violation of the Company’s listing agreement with the AMEX and therefore, the AMEX is authorized to suspend and, unless prompt corrective action is taken, remove the Company’s securities from the AMEX. To be timely, the Form 10-Q needed to be filed on or before May 21, 2007.
To maintain its AMEX listing, Hallwood must submit a plan by June 22, 2007 advising the AMEX of the action the Company has taken, or will take, that will bring the Company into compliance with the AMEX continued listing standards by no later than November 20, 2007. If the Company is not in compliance by that date or does not make progress consistent with its plan during the plan period, it will be subject to delisting proceedings. The Company anticipates that it will be able to file its Form 10-Q on or prior to June 4, 2007 and that upon such filing, it will be in full compliance with the AMEX continued listing standards. As previously disclosed, the delay in filing the Company’s Form 10-Q is primarily because the personnel responsible for preparing the Form 10-Q concentrated on filing the Company’s Form 10-K for the calendar year ended December 31, 2006, which was filed on May 14, 2007. The Company must now complete its closing process for the period ended March 31, 2007 before it will be able to file the Form 10-Q for that period.